Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EIGHTH AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This Eighth Amendment (this “Eighth Amendment”), effective April 30, 2020 (“Eighth Amendment Effective Date”), is by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424 U.S.A. (together referred to as “Roche”) and Blueprint Medicines Corporation, with a principal place of business at 45 Sidney Street, Cambridge, Massachusetts 02139 U.S.A. (“BPM”). Capitalized terms used and not otherwise defined in this Eighth Amendment shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, BPM and Roche entered into a Collaboration and License Agreement, dated March 14, 2016, as amended by an amendment, effective April 15, 2016, a second amendment, effective April 27, 2016, a third amendment, effective August 4, 2016, a fourth amendment, effective February 25, 2019, a fifth amendment, effective June 28, 2019, a sixth amendment effective November 1, 2019 and a seventh amendment effective December 17, 2019 (collectively, the “Agreement”); and

WHEREAS, BPM and Roche desire to amend certain terms under the Agreement, as set forth below;

NOW THEREFORE, Roche and Blueprint hereby agree as follows:

1. Section 1.86 (Option Period) of the Agreement shall be deleted in its entirety and replaced by the following:

“The term ‘Option Period’ shall mean, for each Collaboration Target, the period beginning the date the MTD for the first Product for such Collaboration Target is designated by the JDC and ending upon the earliest of (i) the date that such Collaboration Target becomes a Leftover Target, (ii) [***] after Roche’s receipt of the Option Data Package for such Collaboration Target, (iii) the date such Collaboration Target becomes a Terminated Target, (iv) the date upon which a Product (including Backup Compounds) for such Collaboration Target is no longer in GLP Tox Studies, in Phase I Studies, or progressing from GLP Tox Studies to Phase I Studies, or (v) [***] after achievement of Lead Series Identified Criteria has been confirmed by the JRC for such Collaboration Target if Initiation of the GLP Tox Study has not been achieved for such Collaboration Target prior to such date; provided, however, that [***], for purposes of this clause 1.86(v), [***].  Promptly after the Eighth Amendment Effective Date, the JRC will [***] as the JRC deems reasonably appropriate with the goals of (a) [***] on or prior to [***] and [***], and (b) [***].  The Parties hereby agree that [***].  In the event that the JRC subsequently [***].

2.In the event that (A) Initiation of the GLP Tox Study for [***] or (B) prior to such date, the JRC determines [***] shall not be continued for any reason, then [***] shall automatically be classified as a “Terminated Target” under the Agreement in all countries in the Territory in accordance with Section 21.2.4 (the failure to satisfy the deadline under clause (A) or the occurrence of the trigger under clause (B), as applicable, is hereinafter referred to as the “[***]”).  Notwithstanding the written notice period set forth in such Section 21.2.4, the effective date of termination of such Terminated Target will be the [***].  Further, the Parties hereby acknowledge and agree that effective as of the [***], this Eighth Amendment will be deemed to constitute a “Continuation Election Notice” in accordance with Section 21.3.1 and

Roche will comply with its obligations under 21.3.1 and 21.3.4; provided that no payment will be due or payable to Roche under Section 21.3.1(f) or 21.3.4.4.  As of the [***], (a) the rights and licenses granted by BPM to Roche under the Agreement related to [***] will terminate in their entirety in all countries in the Territory, (b) except as set forth herein, the rights and obligations of the Parties under the Agreement will terminate with respect to [***], (c) Roche’s obligations under Section 20.1 will survive with respect to [***], (d) BPM will solely own all Collaboration Compounds and Other Compounds for [***], including their methods of manufacture and use, and all Patent Rights and Know-How relating thereto and (e) for the avoidance of doubt, BPM will have the right to (i) research, develop, manufacture, commercialize and otherwise exploit compounds and products related to [***] outside of the Agreement without any financial obligations to Roche, (ii) publish data and other Know-How related to [***] (including without limitation the name of the target and Collaboration Compounds and Other Compounds for such Terminated Target) generated by or on behalf of the Parties under the Agreement prior to the [***] or thereafter without obtaining prior review or approval from Roche and (iii) disclose, in its sole discretion, in a manner consistent with BPM’s then-current disclosure or publication practices or policies that such data or Know-How was generated under the Agreement and/or the names and affiliations of the individuals involved in the generation of such data or Know-How, if and as applicable.

3.This Eighth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or other electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.This Eighth Amendment shall be effective as of the Eighth Amendment Effective Date.  On and after the Eighth Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each similar reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended by this Eighth Amendment.  Except as specifically amended above, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.

5.This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

[Signature page follows]

           IN WITNESS WHEREOF, the Parties have caused this Eighth Amendment to be executed by their respective duly authorized representatives as of the Eighth Amendment Effective Date.

Jeffrey W. Albers President & Chief Executive Officer
Blueprint Medicines Corporation /s/ Jeffrey W. Albers Name: Jeffrey W. Albers Title: President & Chief Executive Officer

/s/ Markus Keller Global Alliance & Asset Management Director	Stefan Arnold Head Legal Pharma
F. Hoffmann-La Roche Ltd /s/ Markus Keller Name: Markus Keller Title: Global Alliance & Asset Management Director	/s/ Stefan Arnold Name: Stefan Arnold Title: Head Legal Pharma

John P. Parise Authorized Signatory
Hoffmann-La Roche Inc. /s/ John P. Parise Name: John P. Parise Title: Authorized Signatory